CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 23, 2013, relating to the financial statements and financial highlights which appear in the October 31, 2013 Annual Reports to Shareholders of JPMorgan China Region Fund, JPMorgan Emerging Economies Fund, JPMorgan Emerging Markets Equity Fund, JPMorgan Global Equity Income Fund, JPMorgan Global Natural Resources Fund, JPMorgan Global Research Enhanced Index Fund, JPMorgan Global Unconstrained Equity Fund, JPMorgan International Equity Fund, JPMorgan International Opportunities Fund, JPMorgan International Equity Index Fund, JPMorgan International Realty Fund, JPMorgan International Unconstrained Equity Fund, JPMorgan International Value Fund, JPMorgan Intrepid European Fund, JPMorgan Intrepid International Fund, JPMorgan Latin America Fund and JPMorgan Total Emerging Markets Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 26, 2014